UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2009 (August 10, 2009)

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

75 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

On August 10, 2009, the Company completed its offering of $550,000,000 in aggregate principal amount of its 8-3/8% Senior Subordinated Notes due 2021 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of August 5, 2009, among the Company, the Guarantors named therein, and Barclays Capital Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., Morgan Stanley & Co. Incorporated, RBS Securities Inc., Deutsche Bank Securities Inc., and HSBC Securities (USA) Inc., as underwriters.  The Notes were issued under a Senior Subordinated Indenture, dated as of December 30, 2002 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture (as so supplemented, the “Indenture”), dated as of August 10, 2009, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture”).   The description of the Notes in this report is a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of note included therein.  A copy of the Base Indenture was filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and a copy of the Supplemental Indenture is attached hereto as Exhibit 4.1, both of which are incorporated herein by reference.

The Company will pay 8-3/8% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on February 15 and August 15 of each year.  Interest will accrue from August 10, 2009 and the first interest payment date will be February 15, 2010.  The Notes will mature on August 15, 2021, unless earlier redeemed or repurchased.  The Notes were issued at a price to public of 99.625% of par value.

The Notes are guaranteed on a senior subordinated basis by substantially all of the Company’s direct and indirect wholly owned domestic subsidiaries. The Notes and the subsidiary guarantees rank behind all of the Company’s and its subsidiary guarantors’ current and future senior indebtedness and equally with the Company’s and its subsidiary guarantors’ current and future senior subordinated indebtedness and trade payables.

The Company may, at its option, redeem some or all of the Notes at any time prior to August 15, 2014 at the make-whole price set forth in the Indenture and at any time after August 15, 2014 at the prices set forth in the Indenture.  Prior to August 15, 2012, the Company may redeem a portion of the outstanding Notes with the proceeds of certain equity offerings as long as at least $357.5 million in aggregate principal amount of Notes remains outstanding immediately afterwards. If the Company sells certain assets or experiences specific kinds of changes in control, it must offer to repurchase the Notes at the prices set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes.  Those are similar to the events of default with respect to the Company’s other senior subordinated notes.  Under the terms of the Indenture the Company is also subject to financial covenants and restrictions which are substantially similar to those applicable to the Company’s other senior subordinated notes.

Item 8.01.  Other Events.

Notice of Redemption with respect to the 8-5/8% Senior Subordinated Notes due 2013

On August 10, 2009 the Company delivered a notice of redemption to the trustee with respect to its 8-5/8% Senior Subordinated Notes due 2013 (the “8-5/8% Notes”).  The notice of redemption provided the trustee with notice that the Company intends to redeem all of the $447.9 million of aggregate principal amount of 8-5/8% Notes outstanding.  Upon mailing of the call notice by the trustee to holders in accordance with the terms of the indenture under which the 8-5/8% Notes were issued, the 8-5/8% Notes became irrevocably due and payable on September 9, 2009 (the “Redemption Date”) and at the redemption price set forth in the call notice.  The 8-5/8% Notes will be redeemed with the proceeds from the sale of the Notes.  On the Redemption Date, unless the Company defaults in the payment of the redemption price, all rights of holders with respect to the 8-5/8% Notes will terminate except for the right to receive payment of the redemption price upon surrender for redemption.

The redemption of the 8-5/8% Notes will be made only by means of the call notice mailed by the trustee.  This Current Report on Form 8-K does not constitute a notice of redemption of the 8-5/8% Notes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
4.1	Eighth Supplemental Indenture, dated as of August 10, 2009, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Senior Vice President and General Counsel

Date: August 10, 2009